ARTICLES OF INCORPORATION
                       OF DOUBLE-OUGHT GREEN CORPORATION

 WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act adopt the following Articles of Incorporation for such corporation.

      ARTICLE I
      CORPORATE NAME

 The name of this corporation is Double-Ought Green Corporation.

      ARTICLE II
      DURATION OF CORPORATION

 The duration of this corporation is "perpetual".

      ARTICLE III
      CORPORATE PURPOSES

 The purpose for which this corporation is organized is for investment and to acquire other business entities or investments, and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

      ARTICLE IV
      CAPITALIZATION

 The aggregate number of shares which this corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares of $.001 par value common stock. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

      ARTICLE V
      PRE-EMPTIVE RIGHTS ABOLISHED

 The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

      ARTICLE VI
      COMMENCING BUSINESS

 This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

      ARTICLE VII
      INTERNAL AFFAIRS

 The Directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the corporation. These Bylaws may be amended from time to time or repealed pursuant to laws.

      ARTICLE VIII
      REGISTERED OFFICE AND AGENT

 The address of this corporation's initial registered office and name of its original registered agent at such address is:

Richard J. Lawrence
Suite 777
175 South West Temple
Salt Lake City, UT 84101

      ARTICLE IX
      DIRECTOR

 The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first meeting of Stockholders, or until their successors be elected and qualify are:

NAME                           ADDRESS
David Henderson                2352 South 750 East
                               Bountiful, Utah 84010

Arthur C. Claerhout            1475 East 4080 South
                               Salt Lake City, Utah 84107

Frank Brown                    2025 South 900 East
                               Bountiful, Utah 84010

      ARTICLE X
      INCORPORATORS

 The name and address of each incorporator is:

NAME                         ADDRESS
David Henderson              2352 South 750 East
                             Bountiful, Utah 84010

Arthur C. Claerhout          1475 East 4080 South
                             Salt Lake City, Utah 84107

Frank Brown                  2025 South 900 East
                             Bountiful, Utah 84010

      ARTICLE XI
      OFFICERS AND DIRECTORS CONTRACTS

 No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that any Director of this corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, associtation or corporation in which he may be in any way interested, provided said Director acts in good faith.

DATED this 6th day of November, 1985.

 _____/S/______________
DAVID HENDERSON

 _____/S/______________
ARTHUR C. CLAERHOUT

 _____/S/______________
FRANK BROWN


STATE OF UTAH      )
                   )ss
COUNTY OF SALT LAKE)

 I, THE UNDERSIGNED, a Notary public, hereby certify that on the 6th day of November, 1985, David Henderson, Arthur C. Claerhout and Frank Brown personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

DATED this 6th day of November, 1985.

                                      __________/S/______________
                                           Notary Public
                                           Residing at: Salt Lake City, UT
My commission expires: 1-25-88


CONSENT OF REGISTERED AGENT
The undersigned hereby consents to serve as a Registered Agent for this corporation.

_________/S/______________
Richard J. Lawrence